UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On April 11, 2016, the board of directors (the “Board”) of MyoKardia, Inc. (the “Company”) elected Mary Cranston to serve as a Class III director of the Company until the Company’s 2018 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. The Board also appointed Ms. Cranston to serve as a member and as Chair of the Audit Committee. Effective as of Ms. Cranston’s appointment, director Kevin Starr resigned as Chair of the Audit Committee, although Mr. Starr continues to serve as a member of the Audit Committee and the Audit Committee was increased from three (3) to four (4) members.

Ms. Cranston is a retired Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman, LLP, an international law firm. Prior to her retirement in December 2012, Ms. Cranston served as Senior Partner and Chair Emeritus from 2007 to 2011 and Chair and Chief Executive Officer from 1999 to 2006. Ms. Cranston has served on the board of Visa, Inc., since December 2007 and the Chemours Company since July 2015. Ms. Cranston previously served on the following boards of directors: GrafTech International Ltd (2000 to 2014), International Rectifier Corporation (2008 to 2015), Juniper Networks, Inc. (2007 to 2015), and Exponent, Inc. (2010 to 2014). Ms. Cranston holds an A.B. degree in Political Science from Stanford University, a Juris Doctor degree from Stanford Law School, and a Master of Arts degree in Educational Psychology from the University of California, Los Angeles.

In connection with her election and in accordance with the Company’s non-employee director compensation policy (a copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 19, 2015 (Registration No. 333-207151)), on April 11, 2016, the Company granted Ms. Cranston a stock option to purchase 22,000 shares of common stock with an exercise price of $11.69, the closing price of the Company’s common stock on the NASDAQ Global Select Market on April 11, 2016. As a non-employee director, Ms. Cranston is also entitled to receive cash compensation for her Board and committee service in accordance with the non-employee director compensation policy.

Ms. Cranston is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Cranston and any other persons pursuant to which he was selected as a director.

Item 7.01	Regulation FD Disclosure

On April 13, 2016, the Company issued a press release announcing Ms. Cranston’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by MyoKardia, Inc. on April 13, 2016, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2016	MyoKardia, Inc.

	By:	/s/ Steven Chan
Steven Chan
Vice President, Corporate Controller
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by MyoKardia, Inc. on April 13, 2016, furnished herewith